VAN KAMPEN SERIES FUND, INC.
Rule 10f-3 Transactions
October 1, 1999 through December 31, 1999
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
	      Date of 				Price Per  Total	% of       Underwriter
Portfolio   Offering Security	        Shares	 Share	   Value $	Offering   from Whom
										    Purchased


Asian Growth 10/28/99 China Telecom Ltd. 550,000 24.10	  13,255,000	0.098%	Goldman Sachs
	     11/12/99 I-Cable Comm.	 17,900	 27.00	  483,300	0.221%	Merrill Lynch


Emerging Mkts10/28/99 China Telecom Ltd. 444,000 4.10	  10,700,400	0.079%	Goldman Sachs
	     11/18/99 Sappi Ltd.	 31,800	 51.20	   1,628,160	0.082%	Deutsche Bank AG


Equity Growth10/05/99 Breakaway Solution  100	14.00	       1,400	0.003%	Lehman Brothers
	     10/07/99 Illuminet Holdings  200	19.00	       3,800	0.005%	Robertson Stephens
	     10/14/99 Women.com Networks  100	10.00	       1,000	0.003%	Salomon, Smith Barney
	     10/15/99 Cysive, Inc.	  200	17.00	       3,400	0.006%	First Union Capital Corp.
	     10/18/99 Satyam Infoway Ltd. 600	18.00	      10,800	0.014%	Salomon, Smith Barney
	     10/18/99 Martha Stewart Liv. 200	18.00	       3,600	0.003%	Merill Lynch
	     10/18/99 Radio Unica Corp    900	16.00	      14,400	0.013%	Canadian Imperial Bank Corp.
	     10/20/99 Aether Systems, Inc.400	16.00	       6,400	0.007%	Donaldson, Lufkin & Jenrette Securities
										 Corp.
	     10/22/99 MCK Communications  200	16.00	       3,200	0.006%	Hembrecht & Quist, USA
	     10/26/99 Intertrust Corp     200	18.00	       3,600	0.003%	J.P. Morgan & Co.
	     10/28/99 Spanish Broadcasting6,100	20.00	     122,000	0.028%	Lehman Brothers
	     11/08/99 Charter Comm., Inc. 10,80019.00	     205,200	0.006%	Bear Stearns, Salomon, Smith Barney
	     11/09/99 UPS, Inc.		  3,200	50.00	     160,000	0.003%	Warburg Dillon Read & Co, Inc.,
										 New York
	     11/09/99 Expedia, Inc.	  900	14.00	      12,600	0.017%	Goldman Sachs
	     11/16/99 Virata Corporation  300	14.00	       4,200	0.006%	CS First Boston
	     11/17/99 Agilent Technologies2,400	30.00	      72,000	0.003%	Goldman Sachs
	     11/17/99 Metasolv Software   200	19.00	       3,800	0.004%	Robertson Stephens
	     11/18/99 CacheFlow Inc.	  200	24.00	       4,800	0.004%	Robertson Stephens
	     11/18/99 I-Cable Comm. Ltd.  600	27.00	      16,200	0.007%	Merrill Lynch
	     11/22/99 NDS Group plc.	  300	20.00	       6,000	0.003%	Merrill Lynch
	     12/01/99 McAfee.com Corp.	  400	12.00	       4,800	0.006%	Hembrecht & Quist, USA
	     12/09/99 Tularik Inc.	  1,100	14.00	      15,400	0.018%	Lehman Brothers
	     12/09/99 FreeMarkets, Inc.	  100	48.00	       4,800	0.003%	Donaldson, Lufkin & Jenrette Securities
										 Corp.
	     12/15/99 Infonet Ser. Corp.  3,900	21.00	      81,900	0.008%	Merill Lynch


Focus Equity 11/08/99 Charter Comm.      59,000	19.00	   1,121,000	0.035%	Merrill Lynch
	     11/09/99 UPS, Inc 		 17,300	50.00	     865,000	0.016%	CS First Boston
	     11/09/99 Expedia, Inc.	  5,100	14.00	      71,400	0.098%	Goldman Sachs
	     11/16/99 Virata Corporation  1,500	14.00	      21,000	0.030%	CS First Boston
	     11/17/99 Agilent Technology 12,700	30.00	     381,000	0.018%	Lehman Brothers, J.P. Morgan & CO.
	     11/17/99 Metasolv Software     800	19.00	      15,200	0.016%	Robertson Stephens
	     11/18/99 CacheFlow Inc.	    900	24.00	      21,600	0.018%	Dain Bainsworth, USA
	     11/18/99 I-Cable Comm.       3,400	27.00	      91,800	0.042%	Lehman Brothers
	     11/22/99 NDS Group plc.	  1,800	20.00	      36,000	0.020%	Allen & Co.
             12/01/99 McAfee.com Corp.	  2,100	12.00	      25,200	0.034%	Hembrecht & Quist, USA
	     12/09/99 Tularik Inc.	  6,000	14.00	      84,000	0.096%	J.P. Morgan & Co.
	     12/09/99 FreeMarkets, Inc.	    800	48.00	      38,400	0.022%	Goldman Sachs
	     12/15/99 Infonet Services   21,100	21.00	     443,100	0.041%	Warburg Dillon Read & Co, Inc.,
										 New York


Allocation   11/01/99 Enel SPA		416,980	4.52	   1,884,750	0.011%	Merrill Lynch


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All Transactions were completed in accordance with rule 10f-3



All prices in US$ unless otherwise noted.
HK$ - Hong Kong Dollar